Exhibit 3.36

AGREEMENT OF LIMITED PARTNERSHIP
OF
[                               ]

THIS AGREEMENT OF LIMITED PARTNERSHIP (this “Agreement”) of [                            ]

The General Partner and the Limited Partner hereby agree as follows:

ARTICLE I
DEFINITIONS

For purposes of this Agreement:

“Act” means the Texas Revised Limited Partnership Act, as amended from time to time.

“Affiliate” means, with respect to any specified Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such specified Person.

“Agreement” has the meaning set forth in the preamble hereof, as amended from time to time in accordance with the terms hereof.

“Capital Contribution” means the total amount of cash actually paid to, and the fair market value of any assets other than cash actually contributed to, the Partnership by the Partners, whenever made.

“Certificate” means the Certificate of Limited Partnership of the Partnership filed with the Secretary of State of the State of Texas, as amended or restated from time to time.

“Code” means the United States Internal Revenue Code of 1986, as amended.

“General Partner” means K. Hovnanian Development of Texas, Inc., a Texas corporation, any successor thereto, and any Persons hereafter admitted as additional general partners, each in its capacity as a general partner of the Partnership.

“Limited Partner” has the meaning set forth in the preamble of this Agreement, and its successors and assigns.

“Partner” means the General Partner or the Limited Partner, and “Partners” means the General Partner and the Limited Partner.

“Partnership” means K. Hovnanian of Houston, L.P., a limited partnership formed under the Act.

“Partnership Interest” means a Partner’s limited partner or general partner interest in the Partnership which refers to all of a Partner’s rights and interests in the Partnership in such Partner’s capacity as a Partner, all as provided in this Agreement and the Act.

“Partnership Percentage” of a Partner means the aggregate percentage of the Partnership Interests of such Partner set forth in Schedule I hereto, as the same may be modified from time to time as provided herein.

“Person” means any individual, partnership, corporation, limited liability company, trust, incorporated or unincorporated organization or other legal entity of any kind.

“Property” means all assets, real or intangible, that the Partnership may own or otherwise have an interest in from time to time.

“Transfer” or “Transferred” means to give, sell, exchange, assign, transfer, pledge, hypothecate, bequeath, devise or otherwise dispose of or encumber, voluntarily or involuntarily, by operation of law or otherwise.  When referring to a Partnership Interest, “Transfer” shall mean the Transfer of such Partnership Interest whether of record, beneficially, by participation or otherwise.

ARTICLE II
ORGANIZATION

2.1.                            Formation of Limited Partnership

The General Partner and the Limited Partner hereby agree to form the Partnership as a limited partnership pursuant to the Act. The parties hereto acknowledge that they intend that the Partnership be taxed as a partnership and not as an association taxable as a corporation for federal income tax purposes. No election may be made to treat the Partnership as other than a partnership for federal income tax purposes.

2.2.                            Name of Partnership

The name of the Partnership is [                            ] or such other name as the General Partner may hereafter adopt from time to time. The General Partner shall execute and file in the proper offices such certificates as may be required by any assumed name act or similar law in effect in the jurisdictions in which the Partnership may elect to conduct business.

2.3.                            Principal Office; Registered Office

The principal office address of the Partnership is located at [                            ], or such other place as the General Partner designates from time to time. The registered office address and the name of the registered agent of the Partnership for service of process on the Partnership in the State of Texas is as stated in the Certificate or as designated from time to time by the General Partner.

2.4.                            Term of Partnership

The term of the Partnership commenced on the date hereof and shall continue until dissolved pursuant to Section 6.1 hereof. The legal existence of the Partnership as a separate legal entity continues until the cancellation of the Certificate.

2.5.                            Purpose of Partnership

The Partnership may engage in any and all lawful business for which limited partnerships may be organized under the Act.

2.6.                            Actions by Partnership

The Partnership may execute, deliver and perform all contracts, agreements and other undertakings and engage in all activities and transactions as may, in the opinion of the General Partner, be necessary or advisable to carry out its objects.

2.7.                            Reliance by Third Parties

Persons dealing with the Partnership are entitled to rely conclusively upon the power and authority of the General Partner as herein set forth.

ARTICLE III
CAPITAL; TAX ALLOCATIONS; TAX MATTERS

3.1.                            Initial Partnership Percentages

As of the date hereof, the Partners’ Partnership Percentages shall be as set forth opposite such Partners’ names on Schedule I hereto.

3.2.                            Capital Contributions

(a)                                  No Partner shall be required to make any Capital Contribution.

(b)                                 The Partnership may offer additional Partnership Interests to any Person with the approval of the General Partner. The names, addresses and Capital Contributions of the Partners shall be reflected in the books and records of the Partnership.

3.3.                            Loans

(a)                                  No Partner shall be obligated to loan funds to the Partnership. Loans by a Partner to the Partnership shall not be considered Capital Contributions. The amount of any such loan shall be a debt of the Partnership owed to such Partner in accordance with the terms and conditions upon which such loan is made.

(b)                                 A Partner may (but shall not be obligated to) guarantee a loan made to the Partnership.  If a Partner guarantees a loan made to the Partnership and is required to make payment pursuant to such guarantee to the maker of the loan, then the amounts so paid to the maker of the loan shall be treated as a loan by such Partner to the Partnership and not as an additional Capital Contribution.

3.4.                            Allocations of Profits and Losses

The Partnership’s profits and losses shall be allocated to the Partners in proportion to their relative Partnership Percentages.

3.5.                            Tax Year and Accounting Matters

The taxable year of the Partnership shall be the calendar year. The Partnership shall adopt such methods of accounting and file its tax returns on the methods of accounting as determined by the General Partner.

3.6.                            Tax Elections

The General Partner, in the exercise of its reasonable discretion, may cause the Partnership to make or revoke all tax elections provided for under the Code.

3.7.                            Distributions to Partners

(a)                                  Distributions shall be made to the Partners at the times and in the aggregate amounts determined by the General Partner. Such distributions shall be allocated among the Partners in proportion to their relative Partnership Percentages.

(b)                                 Notwithstanding any provision of this Agreement to the contrary, no distribution hereunder shall be permitted if such distribution would violate Section 6.07 of the Act or any other applicable law.

ARTICLE IV
MANAGEMENT

4.1.                            Duties and Powers of the General Partner

(a)                                  The business and affairs of the Partnership shall be managed by the General Partner. Except for situations in which the approval of the Limited Partner is expressly required by this Agreement or by nonwaivable provisions of applicable law, the General Partner shall have full and complete authority, power and discretion to manage and control the business, affairs and property of the Partnership, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Partnership’s business. Without limiting the generality of the foregoing, the General Partner has full power and authority to, among other things, (i) execute, deliver and perform such contracts, agreements and other undertakings on behalf of the Partnership, without the consent or approval of any other Partner, (ii) contract on behalf of the Partnership, without the consent or approval of any other Partner, for the employment and services of employees and/or independent contractors, and delegate (subject to the supervision and control of the General Partner) to such persons the duty to manage or supervise any of the assets or operations of the Partnership, and (iii) to engage in all activities and transactions, as it may deem necessary or advisable for, or as may be incidental to, the conduct of the business and affairs of the Partnership.

(b)                                 The General Partner is the tax matters partner for purposes of Section 6231 of the Code and analogous provisions of state law. The tax matters partner has the exclusive authority and discretion to make any elections required or permitted to be made by the Partnership under any provisions of the Code or any other applicable laws.

4.2.                            Indemnification of General Partner

The Partnership shall indemnify the General Partner, and the members, managers, directors, officers, agents and employees of the General Partner, against any losses, liabilities, damages and expenses to which any of such Persons may become subject, including attorneys’ fees, judgments and amounts paid in settlement, actually and reasonably incurred by them, and advance all expenses to them, in connection with any threatened, pending or completed action, suit or proceeding to which any of them was or is a party or is threatened to be made a party by reason of the direct or indirect association by them with the Partnership to the maximum extent permitted by applicable law.

4.3.                            Rights of Limited Partner

Except as provided by law, the Limited Partner will not be personally liable for any obligations of the Partnership nor will it have any obligation to make contributions to the Partnership or have any liability for the repayment or discharge of the debts and obligations of the Partnership except to the extent provided herein or as required by law. The Limited Partner shall take no part in the management, control or operation of the Partnership’s business and shall have no power to bind the Partnership and no right or authority to act for the Partnership or to vote on matters other than the matters set forth in this Agreement or as required by applicable law.

ARTICLE V
TRANSFERS OF PARTNERSHIP INTERESTS

5.1.                            Transfer of Limited Partnership Interests

The Limited Partner may not Transfer all or any part of its Partnership Interest to any Person unless the Limited Partner obtains the prior written consent of the General Partner, which may be withheld by the General Partner in its sole discretion. Except upon a Transfer of all of a Limited Partner’s Partnership Interest in accordance with this Section 5.1, no Limited Partner shall have the right to withdraw as a Partner of the Partnership.

5.2.                            New/Substitute Limited Partners

One or more additional limited partners of the Partnership may be admitted to the Partnership with the prior written consent of the General Partner. As a condition to the admission of any new or substitute limited partner, such limited partner shall agree to be bound by the terms, provisions and conditions of this Agreement by signing a counterpart of this Agreement and shall pay the reasonable costs and expenses of the Partnership in connection with such admission.

5.3.                            Transfer of General Partnership Interest

The General Partner may Transfer all or any part of its Partnership Interest and may withdraw from the Partnership without the consent of the Limited Partner.

ARTICLE VI
DISSOLUTION AND LIQUIDATION

6.1.                            Dissolution of Partnership

(a)                                  The Partnership shall be dissolved and its affairs wound up upon the first to occur of the following events:

(i)                                     the written election of the General Partner, in its sole discretion, to dissolve the Partnership;

(ii)                                  the entry of a decree of judicial dissolution under Section 8.02 of the Act.

(b)                                 The death, dissolution, retirement, resignation, expulsion, liquidation or bankruptcy of a Partner, the admission to the Partnership of a new general partner or limited partner, the withdrawal of a Partner from the Partnership, or the Transfer by a Partner of its Partnership Interest to a third party shall not, in and of itself, cause the Partnership to dissolve.

6.2.                            Effect of Dissolution

Upon dissolution, the Partnership shall cease carrying on and begin winding up the Partnership business, but the Partnership is not terminated, and shall continue, until the winding up of the affairs of the Partnership is completed and a certificate of cancellation shall have been filed with the Texas Secretary of State.

6.3.                            Distribution of Assets upon Dissolution

Upon the winding up of the Partnership, the Property of the Partnership shall be distributed in accordance with Section 8.05 of the Act and in the following order of priority:

(a)                                  to the costs and expenses of such dissolution; then

(b)                                 to the payment of the other debts and liabilities of the Partnership, except debts and liabilities owing to a Partner; then

(c)                                  to the establishment of any reserves which the General Partner may deem necessary for any contingent or unforeseen liabilities or other obligation of the Partnership; then

(d)                                 to the repayment of any loans by a Partner to the Partnership and to the repayment of any sums paid by a Partner pursuant to a guaranty of any of the Partnership’s obligations or any indemnity given by such Partner; then

(e)                                  the balance shall be distributed to the Partners in proportion to their relative positive capital account balances.

6.4.                            Termination of the Partnership

The Partnership shall terminate when all Properties of the Partnership, after payment or due provision for all debts, liabilities and obligations of the Partnership, shall have been distributed to the Partners in the manner provided for in this Article VI, and the Certificate shall have been canceled in the manner required by the Act.

ARTICLE VII
GENERAL PROVISIONS

7.1.                            Entire Agreement; Amendment

This Agreement represents the entire agreement with respect to the subject matter hereof and supersedes all prior agreements relating to the subject matter hereof. This Agreement may only be amended by a written instrument approved by the General Partner.

7.2.                            No Third Party Rights

Except as provided in Section 4.2, none of the provisions contained in this Agreement shall be for the benefit of or enforceable by any third parties, including creditors of the Partnership.

7.3.                            Severability

In the event any provision of this Agreement is held to be illegal, invalid or unenforceable to any extent, the legality, validity and enforceability of the remainder of this Agreement shall not be affected thereby and shall remain in full force and effect and shall be enforced to the greatest extent permitted by law.

7.4.                            Nature of Interest in the Partnership

A Partner’s Partnership Interest shall be personal property for all purposes.

7.5.                            Binding Agreement

Subject to the restrictions on the disposition of Partnership Interests contained herein, the provisions of this Agreement shall be binding upon, and inure to the benefit of, the parties hereto and their respective heirs, personal representatives, successors and permitted assigns.

7.6.                            Headings

The headings of the sections of this Agreement are for convenience only and shall not be considered in construing or interpreting any of the terms or provisions hereof.

7.7.                            Counterparts

This Agreement may be executed in several counterparts, all of which together shall constitute one agreement binding on all parties hereto, notwithstanding that all the parties have not signed the same counterpart.

7.8.                            Governing Law

This Agreement shall be governed by and construed in accordance with the laws of the State of [______] without regard to principles of conflict of laws.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first set forth above.

GENERAL PARTNER:

By:
Name:
Title:

LIMITED PARTNER:

By:
Name:
Title:

SCHEDULE I

Partners and Partnership Percentages

General Partner:
Name and Address	Partnership Percentage

Limited Partner:
Name and Address	Partnership Percentage